Exhibit 99.1

LULULEMON ATHLETICA INC. ANNOUNCES SECOND QUARTER FISCAL 2020 RESULTS
Revenue increased 2% to $903 million
Diluted EPS of $0.66, Adjusted EPS of $0.74
Vancouver, British Columbia – September 8, 2020 – lululemon athletica inc. (NASDAQ:LULU) today announced financial results for the second quarter of fiscal 2020.
The summary below provides both GAAP and adjusted non-GAAP financial measures. The adjusted financial measures exclude certain costs incurred in connection with the acquisition of MIRROR, and the related tax effects.
As a result of the COVID-19 pandemic, all of the Company's stores in North America, Europe, and certain countries in Asia Pacific were temporarily closed during the first quarter of fiscal 2020. The Company began reopening its retail locations in these markets during the second quarter of fiscal 2020. As of August 2, 2020, 492 of its 506 company-operated stores were open.
For the second quarter ended August 2, 2020:
•Net revenue was $902.9 million, an increase of 2% compared to the second quarter of fiscal 2019. On a constant dollar basis, net revenue increased 3%.
•Company-operated stores net revenue was $287.2 million, a decrease of 51% compared to the second quarter of fiscal 2019.
•Direct to consumer net revenue was $554.3 million, an increase of 155% compared to the second quarter of fiscal 2019. On constant dollar basis, direct to consumer net revenue increased 157%.
•Direct to consumer net revenue represented 61.4% of total net revenue compared to 24.6% for the second quarter of fiscal 2019.
•Gross profit was $489.5 million, an increase of 1% compared to the second quarter of fiscal 2019.
•Gross margin was 54.2%, a decrease of 80 basis points compared to the second quarter of fiscal 2019.
•Income from operations was $124.4 million, a decrease of 26% compared to the second quarter of fiscal 2019. Adjusted income from operations decreased by 19% to $135.9 million.
•Operating margin was 13.8%, a decrease of 520 basis points compared to the second quarter of fiscal 2019. Adjusted operating margin was 15.0%, a decrease of 400 basis points.
•Income tax expense was $37.3 million compared to $44.8 million in the second quarter of fiscal 2019 and the effective tax rate was 30.0% compared to 26.4% for the second quarter of fiscal 2019. The adjusted effective tax rate was 28.9% for the second quarter of fiscal 2020.
•Diluted earnings per share were $0.66 compared to $0.96 in the second quarter of fiscal 2019. Adjusted diluted earnings per share were $0.74 for the second quarter of fiscal 2020.
The Company ended the second quarter of fiscal 2020 with $523.0 million in cash and cash equivalents and the capacity under its committed revolving credit facilities was $697.7 million. The Company had $623.7 million in cash and cash equivalents at the end of the second quarter of fiscal 2019. Inventories at the end of the second quarter of fiscal 2020 increased 36% to $672.8 million compared to $494.3 million at the end of the second quarter of fiscal 2019. The Company ended the quarter with 506 stores.
Calvin McDonald, CEO of lululemon stated: "We're pleased with our overall business results for the second quarter, as lululemon increasingly lives into its Omni potential. As trends around the world are shifting to working and sweating from home with an increased focus on health and wellness, we believe 2020 is likely an inflection point for retail and for lululemon." McDonald continued: "We are cautiously optimistic with regard to the second half of the year as we continue to navigate the uncertain environment."

Fiscal 2020 Outlook
Due to the impact that COVID-19 is having across the globe, and the rapid and continuous developments, the Company is not providing detailed financial guidance for fiscal 2020 at this time.
Conference Call Information
A conference call to discuss second quarter results is scheduled for today, September 8, 2020, at 4:30 p.m. Eastern time. Those interested in participating in the call are invited to dial 1-800-319-4610 or 1-604-638-5340, if calling internationally, approximately 10 minutes prior to the start of the call. A live webcast of the conference call will be available online at: http://investor.lululemon.com/events.cfm. A replay will be made available online approximately two hours following the live call for a period of 30 days.
About lululemon athletica inc.
lululemon athletica inc. (NASDAQ:LULU) is a healthy lifestyle inspired athletic apparel company for yoga, running, training, and most other sweaty pursuits, creating transformational products and experiences which enable people to live a life they love. Setting the bar in technical fabrics and functional designs, lululemon works with yogis and athletes in local communities for continuous research and product feedback. For more information, visit www.lululemon.com.
Comparable Store Sales and Total Comparable Sales
The Company typically believes that investors would find comparable store sales and total comparable sales useful in assessing the performance of its business. As the temporary store closures from COVID-19 have resulted in a significant number of stores being removed from its comparable store base, the Company believes total comparable sales and comparable store sales are not currently representative of the underlying trends of its business. The Company does not believe these metrics are currently useful to investors in understanding performance, therefore it has not included these metrics in this press release.
Non-GAAP Financial Measures
Constant dollar changes and adjusted financial results are non-GAAP financial measures. A constant dollar basis assumes the average foreign exchange rates for the period remained constant with the average foreign exchange rates for the same period of the prior year. The Company provides constant dollar changes in its results to help investors understand the underlying growth rate of net revenue excluding the impact of changes in foreign exchange rates.
Adjusted income from operations, operating margin, income tax expense, effective tax rates, net income, and diluted earnings per share exclude items related to the MIRROR acquisition. We exclude transaction, integration costs, the gain on lululemon's previous investment in MIRROR, certain acquisition-related compensation costs, and the related income tax effects of these items. The acquisition-related compensation costs primarily relate to the acceleration of vesting of certain stock options upon acquisition, and to deferred consideration of $57.1 million in which is due to certain MIRROR employees subject to their continued employment through various vesting dates up to three years from the acquisition date. These individuals also receive employment compensation separate from the deferred amounts that is commensurate with the services they provide and which we consider to be normal operating expenses within selling, general and administrative expenses. We believe these adjusted financial measures are useful to investors as they provide supplemental information that enable evaluation of the underlying trend in our operating performance, and enable a more consistent comparison to our historical financial information. Further, due to the finite and discrete nature of these costs, we do not consider them to be normal operating expenses that are necessary to operate the MIRROR business and we do not expect them to recur beyond the expiry of the related vesting periods. Management uses these adjusted financial measures and constant currency metrics internally when reviewing and assessing financial performance.
The presentation of this financial information is not intended to be considered in isolation or as a substitute for, or with greater prominence to, the financial information prepared and presented in accordance with GAAP. For more information on these non-GAAP financial measures, please see the section captioned "Reconciliation of Non-GAAP Financial Measures" included in the accompanying financial tables, which includes more detail on the GAAP financial measure that is most directly comparable to each non-GAAP financial measure, and the related reconciliations between these financial measures.
Forward-Looking Statements:
This press release includes estimates, projections, statements relating to the Company's business plans, objectives, and expected operating results that are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. In many cases, you can identify forward-looking statements by terms such as "may," "will," "should," "expects," "plans," "anticipates," "outlook," "believes," "intends," "estimates," "predicts," "potential" or the negative of these terms or other comparable terminology. These forward-looking statements also include the Company's guidance and outlook statements. These statements are based on management's current expectations but they involve a number of risks and uncertainties. Actual results and the timing of events could differ materially from those anticipated in the forward-looking statements as a result of risks and uncertainties, which include, without limitation: its ability to maintain the value and reputation of its brand; the current COVID-19 coronavirus pandemic and related government, private sector, and individual consumer responsive actions; the acceptability of its products to its guests; its highly competitive market and increasing competition; its reliance on and limited control over third-party suppliers to provide fabrics for and to produce its products; suppliers or manufacturers not complying with its Vendor Code of Ethics or applicable laws; the operations of many of its suppliers are subject to international and other risks; an economic recession, depression, or downturn or economic uncertainty in its key markets; increasing product costs and decreasing selling prices; its ability to anticipate consumer preferences and successfully develop and introduce new, innovative and updated products; its ability to accurately forecast guest demand for its products; its ability to safeguard against security breaches with respect to its information technology systems; any material disruption of its information systems; its ability to have technology-based systems function effectively and grow its e-commerce business globally; changes in consumer shopping preferences and shifts in distribution channels; the fluctuating costs of raw materials; its ability to expand internationally in light of its limited operating experience and limited brand recognition in new international markets; global economic and political conditions and global events such as health pandemics; its ability to deliver its products to the market and to meet guest expectations if it has problems with its distribution system; imitation by its competitors; its ability to protect its intellectual property rights; its ability to source and sell its merchandise profitably or at all if new trade restrictions are imposed or existing trade restrictions become more burdensome; its ability to realize the potential benefits and synergies sought with the acquisition of MIRROR, its operating flexibility given the significant costs incurred in connection with the acquisition of MIRROR, its ability to grow the MIRROR business and have it achieve profitability; changes in tax laws or unanticipated tax liabilities; its ability to manage its growth and the increased complexity of its business effectively; its ability to cancel store leases if an existing or new store is not profitable; increasing labor costs and other factors associated with the production of its products in South and South East Asia; its ability to successfully open new store locations in a timely manner; its ability to comply with trade and other regulations; the service of its senior management; seasonality; fluctuations in foreign currency exchange rates; conflicting trademarks and the prevention of sale of certain products; its exposure to various types of litigation; actions of activist stockholders; anti-takeover provisions in its certificate of incorporation and bylaws; and other risks and uncertainties set out in filings made from time to time with the United States Securities and Exchange Commission and available at www.sec.gov, including, without limitation, its most recent reports on Form 10-K and Form 10-Q. You are urged to consider these factors carefully in evaluating the forward-looking statements contained herein and are cautioned not to place undue reliance on such forward-looking statements, which are qualified in their entirety by these cautionary statements. The forward-looking statements made herein speak only as of the date of this press release and the Company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances, except as may be required by law.

Contacts:
Investor Contact:
lululemon athletica inc.
Howard Tubin
1-604-732-6124

or

ICR, Inc.
Joseph Teklits/Caitlin Churchill
1-203-682-8200

Media Contact:
lululemon athletica inc.
Erin Hankinson
1-604-732-6124

or

Brunswick Group
Eleanor French
1-415-671-7676

lululemon athletica inc.
Condensed Consolidated Statements of Operations
Unaudited; Expressed in thousands, except per share amounts

	Quarter Ended		Two Quarters Ended
	August 2, 2020	August 4, 2019	August 2, 2020	August 4, 2019
Net revenue	$902,942	$883,352	$1,554,904	$1,665,667
Costs of goods sold	413,441	397,556	731,001	758,151
Gross profit	489,501	485,796	823,903	907,516
As a percent of net revenue	54.2%	55.0%	53.0%	54.5%
Selling, general and administrative expenses	352,904	317,814	652,510	610,722
As a percent of net revenue	39.1%	36.0%	42.0%	36.7%
Amortization of intangible assets	724	—	724	—
Acquisition-related expenses	11,464	—	13,509	—
Income from operations	124,409	167,982	157,160	296,794
As a percent of net revenue	13.8%	19.0%	10.1%	17.8%
Other income (expense), net	(344)	1,850	830	4,229
Income before income tax expense	124,065	169,832	157,990	301,023
Income tax expense	37,264	44,842	42,557	79,430
Net income	$86,801	$124,990	$115,433	$221,593

Basic earnings per share	$0.67	$0.96	$0.89	$1.70
Diluted earnings per share	$0.66	$0.96	$0.88	$1.69
Basic weighted-average shares outstanding	130,245	130,285	130,248	130,489
Diluted weighted-average shares outstanding	130,799	130,783	130,802	131,060

lululemon athletica inc.
Condensed Consolidated Balance Sheets
Unaudited; Expressed in thousands

	August 2, 2020	February 2, 2020	August 4, 2019
ASSETS
Current assets
Cash and cash equivalents	$522,998	$1,093,505	$623,738
Inventories	672,773	518,513	494,294
Prepaid and receivable income taxes	125,019	85,159	112,572
Other current assets	168,965	110,761	102,409
Total current assets	1,489,755	1,807,938	1,333,013
Property and equipment, net	698,514	671,693	617,090
Right-of-use lease assets	725,805	689,664	657,044
Goodwill and intangible assets, net	471,064	24,423	24,184
Deferred income taxes and other non-current assets	108,889	87,636	63,413
Total assets	$3,494,027	$3,281,354	$2,694,744
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable	$122,767	$79,997	$110,513
Accrued inventory liabilities	31,675	6,344	8,778
Other accrued liabilities	177,436	112,641	108,695
Accrued compensation and related expenses	84,102	133,688	100,735
Current lease liabilities	147,941	128,497	130,182
Current income taxes payable	75,153	26,436	5,090
Unredeemed gift card liability	106,425	120,413	79,629
Other current liabilities	17,810	12,402	8,987
Total current liabilities	763,309	620,418	552,609
Non-current lease liabilities	632,646	611,464	568,311
Non-current income taxes payable	43,150	48,226	48,226
Deferred income tax liability	46,901	43,432	14,114
Other non-current liabilities	6,919	5,596	4,105
Stockholders' equity	2,001,102	1,952,218	1,507,379
Total liabilities and stockholders' equity	$3,494,027	$3,281,354	$2,694,744

lululemon athletica inc.
Condensed Consolidated Statements of Cash Flows
Unaudited; Expressed in thousands

	Two Quarters Ended
	August 2, 2020	August 4, 2019
Cash flows from operating activities
Net income	$115,433	$221,593
Adjustments to reconcile net income to net cash provided by operating activities	(55,371)	(171,551)
Net cash provided by operating activities	60,062	50,042
Net cash used in investing activities	(545,323)	(131,969)
Net cash used in financing activities	(82,157)	(170,985)
Effect of exchange rate changes on cash	(3,089)	(4,670)
Decrease in cash and cash equivalents	(570,507)	(257,582)
Cash and cash equivalents, beginning of period	1,093,505	881,320
Cash and cash equivalents, end of period	$522,998	$623,738

lululemon athletica inc.
Reconciliation of Non-GAAP Financial Measures
Unaudited; Expressed in thousands, except per share amounts

Constant dollar changes in net revenue, direct to consumer net revenue, and direct to consumer excluding the online warehouse sale
The below changes in net revenue show the change compared to the corresponding period in the prior year.

	Quarter Ended August 2, 2020
	Net Revenue	Direct to Consumer Net Revenue	Direct to Consumer Net Revenue Excluding the Online Warehouse Sale
Change	2%	155%	135%
Adjustments due to foreign exchange rate changes	1	2	2
Change in constant dollars	3%	157%	137%

Adjusted financial measures
The following tables reconcile adjusted financial measures with the most directly comparable measures calculated in accordance with GAAP. The adjustments relate to the acquisition of MIRROR and its related tax effects. Please refer to Note 3 to the unaudited consolidated financial statements included in Item 1 of Part I of our Report on Form 10-Q to be filed with the SEC on or about September 8, 2020 for further information on these adjustments.

	Quarter Ended August 2, 2020
	Income from Operations	Operating Margin	Income Tax Expense	Effective Tax Rate	Net Income	Diluted Earnings Per Share
GAAP results	$124,409	13.8%	$37,264	30.0%	$86,801	$0.66
Transaction and integration costs	7,201	0.8			7,201	0.06
Gain on existing investment	(782)	(0.1)			(782)	(0.01)
Acquisition-related compensation	5,045	0.5			5,045	0.04
Tax effect of the above			1,967	(1.1)	(1,967)	(0.01)
Adjusted results (non-GAAP)	$135,873	15.0%	$39,231	28.9%	$96,298	$0.74

	Two Quarters Ended August 2, 2020
	Income from Operations	Operating Margin	Income Tax Expense	Effective Tax Rate	Net Income	Diluted Earnings Per Share
GAAP results	$157,160	10.1%	$42,557	26.9%	$115,433	$0.88
Transaction and integration costs	9,246	0.6			9,246	0.07
Gain on existing investment	(782)	(0.1)			(782)	(0.01)
Acquisition-related compensation	5,045	0.4			5,045	0.04
Tax effect of the above			1,967	(0.9)	(1,967)	(0.01)
Adjusted results (non-GAAP)	$170,669	11.0%	$44,524	26.0%	$126,975	$0.97

lululemon athletica inc.
Company-operated Store Count and Square Footage1
Square Footage Expressed in Thousands

	Number of Stores Open at the Beginning of the Quarter	Number of Stores Opened During the Quarter	Number of Stores Closed During the Quarter	Number of Stores Open at the End of the Quarter
3rd Quarter 2019	460	21	2	479
4th Quarter 2019	479	16	4	491
1st Quarter 2020	491	4	6	489
2nd Quarter 2020	489	17	—	506

	Total Gross Square Feet at the Beginning of the Quarter	Gross Square Feet Added During the Quarter[2]	Gross Square Feet Lost During the Quarter[2]	Total Gross Square Feet at the End of the Quarter
3rd Quarter 2019	1,522	87	5	1,604
4th Quarter 2019	1,604	87	11	1,680
1st Quarter 2020	1,680	24	12	1,692
2nd Quarter 2020	1,692	65	—	1,757
 __________
1Company-operated store count and square footage summary excludes retail locations operated by third parties under license and supply arrangements.
2Gross square feet added/lost during the quarter includes net square foot additions for company-operated stores which have been renovated or relocated in the quarter.